UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2009

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PARAMOUNT GOLD AND SILVER CORP.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613) 226-9881

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-K regarding Paramount Gold and Silver Corp. ( the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company.  These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates,"  "intends,"  "plans,"  "believes,"  "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 3.03

Material Modification to Rights of Security Holders:

On February 24, 2009, the Company held its annual shareholders meeting (the “Meeting”). At the Meeting, our shareholders authorized our Board of Directors to reset the exercise price of all our outstanding stock options. The reset price would be equal to the greater of $.50 per share or the closing bid price of our common stock on the effective date which the Board chooses to reprice the options. The effective date for the pricing of our options was February 24, 2009 and the new exercise price of our options is $0.65 per share.

Item 5.03

Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year:

On February 24, 2009 at the Meeting the shareholders approved an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of common stock from 100 million shares to 200 million shares of common stock.  The amendment will be effective on filing with the Securities and Exchange Commission.

Attached hereto as exhibit 3.1 is a Form of Amendment to the Certificate of Incorporation.

Item 8.01

Other events:

At the Meeting, our shareholders ratified our 2008/2009 Stock Incentive and Equity Compensation Plan (the “Plan”).  The Plan provides for the issuance of up to three million (3,000,000) shares of our common stock.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
3.1	Form of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2009

Paramount Gold and Silver Corp.

By:	/s/ CHRISTOPHER CRUPI
Christopher Crupi
Chief Executive Officer

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